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                                                                   EXHIBIT 10.12

(INDUS INTERNATIONAL, INC. LOGO)

                            INDUS INTERNATIONAL, INC.

                     FISCAL 2007 INCENTIVE COMPENSATION PLAN

                         APRIL 1, 2006 - MARCH 31, 2007

                                  CONFIDENTIAL


Fiscal 2007 Incentive Compensation Plan
CONFIDENTIAL                                                              PAGE 1

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(INDUS INTERNATIONAL, INC. LOGO)

1.   PLAN PURPOSE

The Indus International, Inc. Fiscal 2007 Incentive Compensation Plan (the "Plan") has been established to provide performance incentives for executive officers and members of the Business Planning Counsel ("BPC") and Management Council ("MC") of Indus International, Inc. and its subsidiaries (the "Company" or "Indus").

2.   DEFINITION OF KEY TERMS

AWARD - The cash payment that goes to Participants.

CORPORATE GOALS - Recognized Software License Revenue and Pro Form EPS.

FISCAL 2007 - means the fiscal year ending March 31, 2007.

INDIVIDUAL GOALS - determined for each Participant by the Participant's manager and approved by the Chief Executive Officer and set forth on an attachment delivered to that Participant.

MAXIMUM AWARD - two (2) times the Target Award.

RECOGNIZED SOFTWARE LICENSE REVENUE - the total software license revenue recognized by the Company during Fiscal 2007, as set forth in the Company's audited financial statements filed with the Securities and Exchange Commission for Fiscal 2007.

PRO FORMA EPS - means the fully diluted earnings per share for the applicable fiscal year as determined under generally accepted accounting principles, plus or minus any unusual, non-recurring or other items that are approved by the Board of Directors, in each case as reported in the Company's audited financial statements filed with the Securities and Exchange Commission for the applicable fiscal year(examples of unusual, non-recurring or other items include, without limitation, restructuring expenses/benefits, stock-based compensation expense computed under FAS 123(R) (this doesn't include restricted stock or performance options), and gains or losses on sales of assets. However, if stock options are provided in lieu of a cash bonus, the Board will determine the appropriateness of adjusting "pro forma earnings per share" for stock based compensation.

PARTICIPANT - the executive officer, or member of the BPC or MC of Indus that is selected to participate in this Plan by the CEO and the Compensation Committee of the Company's Board of Directors.

TARGET AWARD - a percentage of Participant's base salary as of March 31, 2007. Each Participant's applicable percentage is set forth on an attachment delivered to that Participant.


Fiscal 2007 Incentive Compensation Plan
CONFIDENTIAL                                                              PAGE 2

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(INDUS INTERNATIONAL, INC. LOGO)

3.   PAYMENT OF AWARD

Participant is eligible to receive an Award based upon the attainment of two weighted Corporate Goals: (i) Recognized Software License Revenue; and (ii) Pro Form EPS. The specific Corporate Goals and the relative weighting of those goals are set forth on ATTACHMENT 1 hereto. Achievement of these Corporate Goals will be determined based on the Company's audited financial statements filed with the Securities and Exchange Commission for the fiscal year ended March 31, 2007. Participants will be eligible to receive an Award only if the Company achieves the minimum Pro Forma EPS threshold, as set forth on ATTACHMENT 1. If the minimum Pro Forma EPS threshold is met, but the minimum threshold for Recognized Software License Revenue is not, then Participant will be eligible to receive an Award according to the weighting schedule set forth on ATTACHMENT 1. On the other hand, if the minimum threshold for Recognized Software License Revenue is met, but the minimum Pro Forma EPS threshold is not, then Participant is not eligible to receive an Award.

In addition, a portion of any Award made on the basis of achieving one or more Corporate Goals will be subject to the attainment of two weighted Individual Goals. If one or more of the Individual Goals are not met, the Award shall be reduced by the percentage set forth on ATTACHMENT 2. Participants will not be eligible to receive any Award for meeting Individual Goals unless the minimum Pro Forma EPS threshold is attained by the Company. Achievement of Individual Goals for the Chief Executive Officer and his direct reports will be determined by the Compensation Committee and the achievement of Individual Goals for other Participants will be determined by the Participant's manager and approved by the Chief Executive Officer.

An Award is calculated as a percentage of Participant's base salary at the end of Fiscal 2007, subject to the weighting schedule for the Corporate Goals set forth on ATTACHMENT 1, and further subject to the attainment of Participant's two Individual Goals set forth on ATTACHMENT 2.

No participant shall be eligible to receive more than the Maximum Target.

4.   GENERAL AND ADMINISTRATIVE

Award will be paid, if at all, following the conclusion of Fiscal 2007 and completion of the Company's Fiscal 2007 audit. The timing of the payout, if any, is at the discretion of the Company, but is anticipated to occur, if at all, on/or about June 14, 2007.

Participant must be an employee of Indus when Awards are paid to be eligible to receive the Award.

In the event of any acquisition, divestiture or recapitalization involving the Company the Compensation Committee of the Board of Directors shall have the authority and discretion to adjust the Corporate Goals and Individual Goals in a manner that is equitable to the Company and the Participant.


Fiscal 2007 Incentive Compensation Plan
CONFIDENTIAL                                                              PAGE 3

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(INDUS INTERNATIONAL, INC. LOGO)

Nothing in this Plan shall be construed to create or imply the existence of a contract of employment between the Participant and the Company. Participant acknowledges and understands he or she remains an "at-will" employee, that the Company can terminate his or her employment at any time with or without cause, and participation in this Plan does not constitute a promise of continued employment.

The Company, acting through the Compensation Committee of the Board of Directors, shall have the authority to terminate, suspend, or amend this Plan at any time with written notice to the Participant. Oral changes to the Plan by any party shall not be valid.

The Plan is established under the authority of the Compensation Committee of the Board of Directors and is intended for the Company's executive officers and members of the BPC and MC, with some exceptions (such as MC members already on an incentive compensation plan). BPC amd MC members are selected by the Chief Executive Officer and can be removed from the BPC and MC at his discretion. If the Participant is removed from the BPC or MC for any reason, participation in this Plan shall immediately terminate as to that Participant. If other BPC or MC members are added during Fiscal 2007, those added members may participate in the Plan on a pro rata basis, based on the portion of the year that they are members of the BPC or MC.

This Plan is for the fiscal year ending March 31, 2007 only. Participation during fiscal year 2007 does not mean that participation is assured for subsequent fiscal years.

The Compensation Committee of the Board of Directors, with input from the Chief Executive Officer, shall have the discretion and authority to interpret this Plan. The Compensation Committee's interpretation of the Plan, any Awards granted under the Plan, and all decisions and determinations by the Compensation Committee with respect to the Plan are final, binding and conclusive on all parties.

For each Participant, participation in this Plan is contingent on such Participant having a signed employment agreement on file that is in form and substance acceptable to the Company.


Fiscal 2007 Incentive Compensation Plan
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